Exhibit 4.1

NEITHER THIS SECURITY NOR THE SECURITIES AS TO WHICH THIS SECURITY MAY BE EXERCISED HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT, FINANCING ARRANGEMENT OR OTHER LOAN SECURED BY SUCH SECURITIES.

FORM OF COMMON STOCK PURCHASE WARRANT
NOVUME SOLUTIONS, INC.

Warrant Shares: [_________]
Date of Issuance: [_________], 2019 (the “Issuance Date”)

THIS COMMON STOCK PURCHASE WARRANT (this “Warrant”) certifies that, for value received, [____________________________] (including its permitted and registered assigns, the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date of issuance hereof, to purchase from Novume Solutions, Inc. (the “Company”) up to [_________] shares of Common Stock (as defined below) (the “Warrant Shares”) at the Exercise Price per share then in effect.

Capitalized terms used in this Warrant shall have the meanings set forth in the body of this Warrant or in Section 20 below. For purposes of this Warrant, the term “Exercise Price” shall mean $0.74 per Warrant Share, and the term “Exercise Period” shall mean the period commencing on the Issuance Date and ending on the earlier of (a) 5:00 p.m. Eastern Standard Time on the five (5)-year anniversary thereof, and (b) the occurrence of a Fundamental Transaction.

1. EXERCISE OF WARRANT. Subject to the terms and conditions hereof, the rights represented by this Warrant may be exercised in whole or in part at any time or times during the Exercise Period by delivery of the original Warrant (or an affidavit of lost warrant and indemnification undertaking in the case of a lost, stolen or mutilated Warrant as provided in Section 5(a)) and a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. On or before the fifth Business Day (the “Warrant Share Delivery Date”) following the date on which the Company shall have received the original Warrant (or affidavit of lost warrant and indemnification undertaking, as applicable) and Exercise Notice (which must be received by the Company prior to 5 p.m. Eastern Standard Time to count as received on such date), payment of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which all or a portion of this Warrant is being exercised (the “Aggregate Exercise Price” and together with the Exercise Notice, the “Exercise Delivery Documents”) in cash or by wire transfer of immediately available funds (or by cashless exercise, in which case there shall be no Aggregate Exercise Price provided), the Company may (or may direct its transfer agent to) deliver, to the address specified in the Exercise Notice, a notice indicating the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise, or otherwise provide confirmation of such entitlement. Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the notice in respect of such Warrant Shares. If this Warrant is submitted in connection with any exercise and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than five (5) Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 5) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised.

In the event of a Fundamental Transaction, the Holder shall, and at any time during the Exercise Period, the Holder may, elect to receive Warrant Shares pursuant to a cashless exercise, in lieu of a cash exercise, equal to the value of this Warrant determined in the manner described below (or of any portion thereof remaining unexercised) by surrender of this Warrant and a Notice of Exercise, in which event the Company shall issue to Holder a number of shares of Common Stock computed using the following formula:

Y(A – B)
X           =            A
Where:

X           =           the number of Warrant Shares to be issued to the Holder;
Y           =           the number of Warrant Shares purchasable under this Warrant;
A           =           the fair market value of one Warrant Share; and
B           =           the Exercise Price.

For purposes of this Section 1, the fair market value of a Warrant Share shall be the last reported sale price per share of the Common Stock as reported on the Nasdaq Stock Market (if there are no sales, the last reported bid price) on the Business Day prior to the date of exercise, or if the foregoing does not apply, then the price per share of Common Stock that the Company could obtain from a willing buyer for such shares sold by the Company from authorized but unissued shares, as determined in good faith by the Company’s board of directors; provided, however, that the Holder shall have the right to dispute such determination of fair market value by the Company's board of directors by giving written notice of its dispute to the Company within ten (10) days following such determination, in which case the Company shall reasonably cooperate with the Holder to resolve such dispute on a timely basis.

2. FUNDAMENTAL TRANSACTIONS. If, at any time while this Warrant is outstanding, (a) the Company effects any merger of the Company with or into another entity and the Company is not the surviving entity (such surviving entity, the “Successor Entity”), (b) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (c) any tender offer or exchange offer (whether by the Company or by another individual or entity, and approved by the Company) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares of Common Stock for other securities, cash or property and the holders of at least 50% of the Common Stock accept such offer, or (d) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock) (in any such case, a “Fundamental Transaction”), then immediately prior to the occurrence of such Fundamental Transaction, this Warrant shall automatically be converted into the right to receive the number of shares of Common Stock of the Company for which this Warrant is exercisable at such time.

3. FRACTIONAL SHARES. The Company shall not be required to issue fractions of shares upon exercise of this Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company shall make payment to the Holder, at the time of exercise of this Warrant as herein provided, in an amount in cash equal to such fraction multiplied by the Current Market Price of a share of Common Stock on the date of Warrant exercise.

4. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, this Warrant, in and of itself, shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

5. REISSUANCE.

(a) Lost, Stolen or Mutilated Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company will, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

(b) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant shall be of like tenor with this Warrant, and shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date.

6. TRANSFER.

(a) Notice of Transfer. By acceptance of this Warrant, the Holder agrees to give written notice to the Company before transferring this Warrant or transferring any Warrant Shares of such Holder’s intention to do so, describing briefly the manner of any proposed transfer. As a condition to such transfer, the Holder shall furnish the Company with the original Warrant and such certificates, representations, agreements and other information, including an opinion of counsel, as the Company or the Company's transfer agent may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, unless such transfer is with respect to the Warrant Shares at a time when they are transferred pursuant to an effective registration statement. An appropriate legend may be endorsed on this Warrant respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel and satisfactory to the Company to prevent further transfers which would be in violation of Section 5 of the Securities Act and applicable state securities laws. As a condition to transfer the prospective transferee or purchaser shall execute the Assignment of Warrant attached hereto as Exhibit B and such other documents and make such representations, warranties, and agreements as may be required solely to comply with the exemptions relied upon by the Company for the transfer or disposition of this Warrant or the Warrant Shares.

(b) If the proposed transfer or disposition of this Warrant or such Warrant Shares described in the written notice given pursuant to this Section 6 may not be effected without registration or qualification of this Warrant or such Warrant Shares, the Holder will limit its activities in respect to such transfer or disposition as are permitted by law.

7. COVENANTS OF THE COMPANY.

(a) Covenants as to Shares. The Company shall procure that all Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant are, upon issuance, validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company shall, at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant (without regard to any limitations on exercise). If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number as shall be sufficient for such purposes. During the Exercise Period, the Company shall not at any time increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect.

(b) No Impairment. Except and to the extent as waived or consented to by the Holder, the Company shall not, by amendment of its certificate of incorporation or bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

(c) Notices of Record Date. In the event of (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution; or (ii) the consummation of a Fundamental Transaction, then the Company shall provide to the Holder, at least ten (10) Business Days prior to the date of any such event, a notice pursuant to Section 11, specifying the date on which any such action is to be taken or any such event is to occur.

8. REPRESENTATIONS AND WARRANTIES. The Company hereby confirms the representations and warranties of the Company set forth in the Note Purchase Agreement dated on or around the Issuance Date among the Company, the guarantors from time to time party thereto, U.S. Bank National Association as Agent, the Purchasers from time to time party thereto and Cedarview Capital Management, LP as sole lead arranger and bookrunner (the “NPA”). By acceptance of this Warrant, the Holder hereby confirms the representations and warranties of the Holder set forth in the NPA.

9. TERMINATION OF WARRANT. This Warrant shall expire and shall no longer be exercisable upon the expiration of the Exercise Period.

10. RESTRICTIVE LEGEND. The Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

11. NOTICES. Any notice or other communication to be given under this Warrant shall be in writing and may either be delivered by hand, made by facsimile transmission, sent by electronic mail transmission, disclosed in all material respects and filed on EDGAR pursuant to Exchange Act, sent by overnight courier, or sent by registered mail, return receipt requested, postage prepaid, as follows: (a) if to the Holder, at the Holder’s address, facsimile number or electronic mail address set forth on the signature page hereof, or at such other address as the Holder shall have furnished to the Company in writing; and (b) if to the Company, at the Company’s address, facsimile number or electronic mail address set forth on the signature page hereof, or at such other address as the Company shall have furnished to the Holder in writing.

12. AMENDMENT AND WAIVER. The terms of this Warrant may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.

13. GOVERNING LAW; JURISDICTION. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law (whether of the State of New York or any other jurisdiction). EACH PARTY HERETO HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS WARRANT SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY HERETO EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS.

14. JURY TRIAL WAIVER. THE COMPANY AND THE HOLDER HEREBY WAIVE A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS WARRANT.

15. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

16. RIGHTS AND OBLIGATIONS SURVIVE EXERCISE OF WARRANT. Unless otherwise provided in this Warrant, the rights and obligations of the Company, of the Holder and of the holder of the Warrant Shares issued upon exercise of this Warrant hereunder shall survive the exercise of this Warrant.

17. SUCCESSORS AND ASSIGNS. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company, the Holder and their respective successors and assigns.

18. TITLES AND SUBTITLES. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

19. SEVERABILITY. In the event any one or more of the provisions of this Warrant shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

20. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Business Day” means all days other than Saturdays, Sundays and any other days on which commercial banks in New York City are authorized or required by law to be closed for business.

(b)  “Common Stock” means the Company’s common stock, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Common Stock Purchase Warrant to be duly executed as of the Issuance Date set forth above.

NOVUME SOLUTIONS, INC.

By:
Name:
Title:

Address:

Facsimile:

Email:

EXHIBIT A

EXERCISE NOTICE

(To be executed by the registered holder to exercise this Common Stock Purchase Warrant)

The Undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of Novume Solutions, Inc., a Delaware corporation (the “Company”), evidenced by the attached copy of the Common Stock Purchase Warrant (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.	Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as (check one):

☐	a cash exercise with respect to _________________ Warrant Shares; or
☐	by cashless exercise pursuant to the Warrant for _________ Warrant Shares.

2.
Payment of Exercise Price. If cash exercise is selected above, the holder shall pay the applicable Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3.	Delivery of Warrant Shares. The Company shall deliver to the holder __________________ Warrant Shares in accordance with the terms of the Warrant.

Date:

 (Print Name of Registered Holder)

 By: _________________________________________
 Name:______________________________________

 Title: ________________________________________

EXHIBIT B

ASSIGNMENT OF WARRANT

(To be signed only upon authorized transfer of the Warrant)

For Value Received, the undersigned hereby sells, assigns, and transfers unto ____________________ the Common Stock Purchase Warrant for _______________ shares of common stock of Novume Solutions, Inc., and appoints ____________________, as attorney-in-fact, to transfer said Common Stock Purchase Warrant on the books of Novume Solutions, Inc. with full power of substitution and re-substitution in the premises. By accepting such transfer, the transferee acknowledges that it has reviewed the within Common Stock Purchase Warrant and has agreed to be bound in all respects by its terms and conditions; and such transferee represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.

Holder

Date:

 ____________________________________
(Signature) *

 ____________________________________
(Name)

____________________________________
(Address)

 ____________________________________
(Social Security or Tax Identification No.)

* The signature on this Assignment of Warrant must correspond to the name as written upon the face of the Common Stock Purchase Warrant in every particular without alteration or enlargement or any change whatsoever. When signing on behalf of a corporation, partnership, trust or other entity, please indicate your position(s) and title(s) with such entity.

Transferee Date: ____________________________________ (Signature) ____________________________________ (Name) ____________________________________ (Address)